 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2023, LXP Industrial Trust (the “Trust”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Trust agreed to sell to Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and each of the other underwriters named in Schedule I thereto (collectively, the “Underwriters”) $300 million aggregate principal amount of its 6.750% Senior Notes due 2028 (the “Notes”). The Notes were offered by the Trust at an initial offering price of 99.423% of their face value, to yield 6.888%.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification provisions. The Notes were sold pursuant to an automatically effective shelf registration statement on Form S-3ASR (File No. 333-253297) filed with the Securities and Exchange Commission on February 19, 2021, a preliminary prospectus supplement dated November 2, 2023 and a related final prospectus supplement dated November 2, 2023. The closing of the offering and delivery of the Notes are expected to take place on November 13, 2023, subject to the satisfaction of customary closing conditions.

The proceeds from the offering, after deducting underwriting discounts, but before other offering expenses, are estimated to be approximately $296.5 million. The Trust intends to use the net proceeds from the sale of the Notes to pay down all amounts outstanding under its unsecured revolving credit facility, and any remaining proceeds for general corporate purposes, including, but not limited to, the repayment of the Trust’s outstanding indebtedness at or in advance of maturity and funding the Trust’s development pipeline.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
1.1	Underwriting Agreement, dated November 2, 2023, among the Trust, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and each of the other underwriters named in Schedule I thereto.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date: November 3, 2023	By:	/s/ Beth Boulerice
		Name:	Beth Boulerice
		Title:	Chief Financial Officer